Exhibit 99.1
For Immediate Release
Sandy Spring Bancorp Announces Common Stock Offering
OLNEY, MD, March 17, 2010 — Sandy Spring Bancorp, Inc. (NASDAQ: SASR), the parent company of Sandy Spring Bank, reported today that it has commenced an underwritten public offering of $83 million of its common stock. Robert W. Baird & Co. Incorporated is acting as sole book-running manager and Janney Montgomery Scott LLC is acting as co-manager. The Company intends to grant the underwriters an option to purchase up to an additional 15 percent of the amount sold to cover over-allotments, if any.
The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (SEC).
The Company expects to use the net proceeds from this offering for general corporate purposes which may include, among other uses, making investments at the holding company level, providing capital to support Sandy Spring Bank, engaging in acquisitions or other business combinations, reducing or refinancing existing debt, or repurchasing the Series A Preferred Stock and the warrant issued to the U.S. Treasury pursuant to the Company’s participation in the U.S. Treasury’s TARP Capital Purchase Program. The Company does not have any specific plans for acquisitions or other business combinations at this time. The repurchase of the Series A Preferred Stock from the U.S. Treasury can be done in whole or in part and is subject to approval from the Company’s banking regulators.
The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement, and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained from Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Galleria Level, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2413.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Sandy Spring Bancorp/Sandy Spring Bank
With $3.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The

Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance, and investment management services.
Forward-Looking Statements
This news release may contain statements relating to future events or future results of the Company that are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend” and “potential,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.” Forward-looking statements reflect our expectation or prediction of future conditions, events or results based on information currently available. These forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risk and uncertainties include, but are not limited to, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2009, including in the Risk Factors section of that report, and in other reports that we file with the SEC. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after such date or to reflect the occurrence of unanticipated events except as required by federal securities laws.
Contact:
Sandy Spring Bancorp
Daniel J. Schrider, President
& Chief Executive Officer
DSchrider@sandyspringbank.com
Philip J. Mantua, Executive V.P. &
Chief Financial Officer
PMantua@sandyspringbank.com
1-800-399-5919
www.sandyspringbank.com
17801 Georgia Avenue
Olney, Maryland 20832